UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C
(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☐       Preliminary information statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☑       Definitive information statement

Unified Series Trust
(Name of Registrant as Specified in Its Charter)

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☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

Absolute Capital Opportunities Fund

a series of Unified Series Trust

225 Pictoria Drive, Suite 450

Cincinnati, OH 45226

(888) 992-2765

Dear Shareholder:

The enclosed document is purely for informational purposes. You are not being asked to vote or take action on any matter. The document relates to the appointment of a new investment sub-adviser for the Absolute Capital Opportunities Fund (the “Fund”). The Fund is a series of Unified Series Trust (the “Trust”).

Kovitz Investment Group Partners, LLC (“Kovitz”) served as investment sub-adviser to the Fund since it commenced operations in September 2023 to January 1, 2026. Subject to the oversight of Absolute Investment Advisers, LLC (“Absolute”), Kovitz was primarily responsible for the day-to-day management of a portion of the Fund’s assets, executing trades, and maintaining certain transaction and compliance related records of such assets.

Kovitz is an indirect wholly owned subsidiary of Focus Financial Partners, LLC (“FFP”), a Delaware limited liability company that is a strategic and financial investor in independently managed wealth management firms. Focus Partners Wealth, LLC (“Focus”) is also an indirect wholly owned subsidiary of FFP. In May of 2025, FFP announced that it would merge Kovitz into Focus (the “Transaction”) and Kovitz recommended to the Board of Trustees of the Trust that the Board approve Focus as the new sub-adviser to the Fund.

At a meeting held on November 17-18, 2025, the Board of Trustees of the Trust approved a new sub-advisory agreement by and between the Absolute and Focus. The Transaction occurred, and the sub-advisory agreement with Focus was effective, on January 1, 2026. The new sub-advisory agreement is identical to the previous agreement except for the term of the agreement and the name of the sub-adviser. The personnel who service the Fund and the sub-advisory services provided to the Fund have not changed. The Board of Trustees is providing this Information Statement to the Fund’s shareholders.

As always, please feel free to contact the Fund at (888) 992-2765 with any questions you may have.

Sincerely,

/s/ Martin R. Dean

Martin R. Dean

President, Unified Series Trust

Absolute Capital Opportunities Fund

a series of Unified Series Trust

225 Pictoria Drive, Suite 450

Cincinnati, OH 45226

(888) 992-2765

INFORMATION STATEMENT

This Information Statement is being provided to the shareholders of the Absolute Capital Opportunities Fund (the “Fund”), a series of Unified Series Trust (the “Trust”). This Information Statement is in lieu of a proxy statement, pursuant to the terms of an exemptive order that Absolute Investment Advisers LLC (“Absolute”) received from the U.S. Securities and Exchange Commission (the “SEC”) on January 18, 2007 (the “Order”). The Order permits the Fund’s investment adviser, Absolute, to hire or replace investment sub-advisers and to make changes to existing sub-advisory agreements with the approval of the Board of Trustees of the Trust (the “Board”), without obtaining shareholder approval. The Order requires that each sub-adviser be an “investment adviser” as defined in Section 2(a)(20)(B) of the Investment Company Act of 1940, as amended (the “1940 Act”), and registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), or not subject to such registration. Under the conditions of the Order, the Board must provide notice to shareholders within ninety (90) days of hiring a new sub-adviser or implementing any material change to a sub-advisory agreement. The Trust may rely on the Order provided a fund is managed by Absolute (or any entity controlling, controlled by or under common control with Absolute) and complies with the terms and conditions set forth in the application for the Order.

At a meeting held on November 17-18, 2025 (the “Meeting”), the Board, a majority of whose Trustees are not “interested persons” (as defined in the 1940 Act) of the Trust (the “Independent Trustees”), considered and approved a new sub-advisory agreement with respect to the Fund (the “Sub-Advisory Agreement”) in substantially the form attached hereto as Exhibit A by and between Absolute and Focus Partners Wealth, LLC (“Focus”) under which Focus serves as the sole sub-adviser to the Fund. The Sub-Advisory Agreement became effective January 1, 2026 when Kovitz merged into Focus. The Kovitz personnel who service the Fund, and the operations and day-to-day management of the Fund, have not changed as a result of the Sub-Advisory Agreement.

This Information Statement is being supplied to the Fund’s shareholders to fulfill the notice requirement of the Order, and this Information Statement will be mailed on or about March 31, 2026 to the Fund’s shareholders of record as of March 19, 2026 (the “Record Date”). As of the Record Date, there were issued and outstanding 5,382,473 total shares of the Fund. As there will be no vote taken, no shares are entitled to vote on the matters discussed in this Information Statement.

The Fund’s annual report is available at no charge by visiting www.absoluteadvisers.com or by calling toll-free (888) 992-2765.

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NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTER DESCRIBED IN THIS INFORMATION STATEMENT. THE TRUST IS NOT ASKING YOU FOR A PROXY, AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

The Sub-Advisory Agreement

At the Meeting, the Board approved the appointment of Focus as sub-adviser to the Fund pursuant to the Sub-Advisory Agreement by and between Trust, on behalf of the Fund, Absolute, and Focus. Under the terms of the investment advisory agreement between Absolute and the Trust, on behalf of the Fund, Absolute is entitled to receive a management fee at an annual rate of 1.40% of the average daily net assets of the Fund.

Under the terms of the Sub-Advisory Agreement, Absolute (not the Fund) will pay to Focus, as full compensation for the services provided and expenses borne, a sub-advisory fee equal to 1.00% of Allocated Assets up to $50 million and 0.80% on Allocated Assets greater than $50 million. “Allocated Assets” are the portion of the Fund’s assets that Absolute has allocated to Focus. The sub-advisory fee is calculated as a percentage of the annual average daily net Allocated Assets and is payable monthly in arrears. There will be no change in total fees paid by the Fund in connection with the new Sub-Advisory Agreement. For such compensation, Focus will, at its expense, continuously furnish an investment program for the Allocated Assets, make investment decisions on behalf of the Allocated Assets, and place orders for the purchase and sale of securities and other investments for the Allocated Assets, subject to the Fund's investment objectives, policies, and restrictions and such other policies as the Board determines.

The Sub-Advisory Agreement provides that it will continue in force for an initial period of two years, and from year to year thereafter, but only so long as its continuance is approved at least annually by the Board at a meeting called for that purpose or by the vote of a majority of the outstanding shares of the Fund. The Sub-Advisory Agreement will automatically terminate on assignment. In addition, the Sub-Advisory Agreement can be terminated without the payment of any penalty by the Board, Absolute, or vote of a majority of the outstanding shares of the Fund on 60 days' written notice to Focus. The Sub-Advisory Agreement can be terminated by Focus at any time, without payment of any penalty, on 60 days’ written notice to the Trust.

The Sub-Advisory Agreement provides that Focus shall not be liable to Absolute or the Trust for any mistake of judgment or mistake of law or for any loss arising out of any investment or for any act or omission taken or in any event whatsoever with respect to the Trust, the Fund or any of the Fund’s shareholders in the absence of bad faith, willful misfeasance or gross negligence in the performance of Focus’ duties or obligations under the Sub-Advisory Agreement or by reason of Focus’ reckless disregard of its duties and obligations under the Sub-Advisory Agreement.

The Sub-Advisory Agreement is attached as Exhibit A. You should read the Sub-Advisory Agreement in its entirety. The description in this Information Statement of the Sub-Advisory Agreements is only a summary.

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Information Concerning Kovitz

Kovitz Investment Group Partners, LLC is a Delaware limited liability company located at 71 S. Wacker Drive, Suite 1860, Chicago, IL 60606, registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended. Kovitz Investment Group, LLC was founded in 2003, later becoming Kovitz Investment Group Partners, LLC (“Kovitz”) in 2016. The founders of Kovitz have been providing investment advisory services as the “Kovitz Group” since 1996, primarily to high net worth individuals and institutional clients. As of November 30, 2025, Kovitz had assets under management of approximately $38 billion.

Kovitz is part of the Focus Financial Partners partnership and is an indirect wholly owned subsidiary of Focus Financial Partners, LLC (“FFP”), a Delaware limited liability company that is a strategic and financial investor in independently-managed wealth management firms. In May of 2025, FFP announced that it would merge Kovitz into Focus Wealth Partners, LLC (the “Transaction”) and Kovitz recommended to the Board of Trustees of the Trust that the Board approve Focus Wealth Partners, LLC as the new sub-adviser to the Fund.

Information Concerning Focus

Focus Wealth Partners, LLC (“Focus”) is a Delaware limited liability company located at 190 Carondelet Plaza, Suite 600, St. Louis, Missouri 63105, registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended. On January 13, 2025, The Colony Group, LLC (“Colony”) changed its legal name to Focus Partners Wealth, LLC As The Colony Group, LLC, and now as Focus Partners Wealth, LLC, the firm provides investment advisory services to individual and institutional clients. This includes, but is not limited to, investment management and wealth management advisory services. As of December 31, 2025, Focus had assets under management of approximately $181 billion.

Focus is also part of the Focus Financial Partners partnership and is an indirect wholly owned subsidiary of FFP.

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The names, titles, addresses, and principal occupations of certain principal executive officers and directors of Focus are as follows:

Name and Address*	Title and Principal Occupation
Adam Birenbaum	Chief Executive Officer
Justin Ferri	President
Dhruv Gupta	Chief Financial Officer
John Stelley	Chief Compliance Officer
Brian Katz	Chief Investment Officer
Gina Bradley	Chief Operating Officer

*c/o Focus Wealth Partners, LLC, 190 Carondelet Plaza, Suite 600, St. Louis, MO 63105.

Evaluation by the Board of Trustees

The Board’s determination to approve the Sub-Advisory Agreement followed the Board’s consideration of various factors and review of written materials provided by Focus. The Board’s deliberations and the information on which their conclusions were based are summarized below.

In connection with their deliberations regarding approval of the Sub-Advisory Agreement, the Board reviewed Focus’ responses to a series of questions regarding, among other things, investment performance, Focus’ quality of services, comparative fee and expense information, and an estimate of Focus’ profitability from managing the Fund.

Nature, Extent and Quality of Services. The Board reviewed information regarding the nature, extent, and quality of services that Focus proposed to provide to the Fund, which would include researching and executing the Fund’s investment strategy, managing the portfolio, executing trades, and adhering to the Fund’s investment restrictions and the Trust’s policies and procedures. The Board noted Absolute would provide oversight of Focus and remain involved in managing the Fund. The Board reviewed the backgrounds of the key investment personnel who would service the Fund, noting that most of the personnel servicing the Fund after the merger would be the same individuals as prior to the merger. The Board noted that Focus represented that it had no material regulatory, compliance or litigation issues over the past 36 months. The Board acknowledged that the services to be provided under the Sub-Advisory Agreement were the same as those provided by Kovitz under the current sub-advisory agreement and Focus had the capabilities to provide the Fund with additional resources and distribution channels. The Trustees agreed that they could expect Focus to provide satisfactory services to the Fund and its shareholders under the Sub-Advisory Agreement.

Performance. The Board reviewed the Fund’s performance for various periods ended September 30, 2025, observing that the Fund underperformed its benchmarks over the one-year, three-year, and five-year periods. The Board further observed that the Fund outperformed the HFRX Equity Market Neutral Index and underperformed its other benchmarks over the since inception period. The Board considered that Kovitz was the sub-

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adviser during the periods, and discussed the reasons provided by Kovitz for relative underperformance. The Board also acknowledged that the portfolio managers of the Fund managed two private funds with similar long/short strategies, and the performance of those private funds was generally in line with that of the Fund. The Board acknowledged that Absolute maintained its conviction in the strategy and Focus’ ability to execute the strategy and deliver to shareholders. Taking all factors into consideration, the Board concluded that Focus had the potential to provide reasonable returns.

Fees and Expenses. The Trustees discussed that the proposed sub-advisory fee under the Sub-Advisory Agreement was identical to the sub-advisory fee under the current sub-advisory agreement, and that Absolute, not the Fund, would continue pay the sub-advisory fee. They considered that the proposed sub-advisory fee was below the fee charged for managing the private funds that employed a strategy similar to that of the Fund. The Board concluded that the proposed sub-advisory fee was not unreasonable.

Profitability. The Board reviewed the projected profitability analysis provided by Focus with respect to the work to be completed for the Fund. They observed that Focus expected to earn a reasonable profit from sub-advising the Fund. The Board also compared Focus’ projected profitability with the profitability of Kovitz over several time periods. The Trustees then concluded that, based on the information provided by Focus, excessive profitability with respect to the Fund was not an issue at this time.

Economies of Scale. The Trustees considered whether economies of scale would likely be realized by Focus during the initial term of the Sub-Advisory Agreement. They discussed the Fund’s prospects for growth and agreed economies of scale was primarily an adviser level issue while acknowledging Focus’ willingness to evaluate the appropriateness of breakpoints as the Fund’s assets grew in size. Based on these and other considerations, the Trustees agreed to revisit economies of scale at the first contract renewal.

Conclusion. After reviewing all of the foregoing and based upon all of the above-mentioned factors and their related conclusions, with no single factor or conclusion being determinative and with each Trustee not necessarily attributing the same weight to each factor, the Board concluded that the proposed sub-advisory fee for the Fund was not unreasonable, and that approval of the Sub-Advisory Agreement was in the best interests of the Fund and its shareholders.

OTHER INFORMATION

OPERATION OF THE FUND

The Fund is a diversified series of the Trust. The Trust is an open-end investment company established under the laws of Ohio by an Agreement and Declaration of Trust dated October 14, 2002, as amended. The Trust’s principal executive offices are located at 225 Pictoria Drive, Suite 450, Cincinnati, OH 45226. The Board supervises the business activities of the Fund. Like other mutual funds, the Fund retains various organizations to perform

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specialized services. Ultimus Fund Distributors, LLC, located at 225 Pictoria Drive, Suite 450, Cincinnati, OH 45246, serves as the distributor for the shares of the Fund. Ultimus Fund Solutions, LLC (“Ultimus”), located at 225 Pictoria Drive, Suite 450, Cincinnati, OH 45246, serves as the Fund’s transfer agent, fund accountant, and administrator.

SECURITY OWNERSHIP OF MANAGEMENT

AND CERTAIN BENEFICIAL OWNERS

As of the Record Date, the Trustees and officers as a group beneficially owned less than 1% of the shares of the Fund.

Federal securities laws require that we include information about the shareholders who own 5% or more of the outstanding voting shares of the Fund. A “control person” is a person who owns beneficially or through controlled companies more than 25% of the outstanding voting securities of the Fund. Shareholders owning 25% or more of outstanding shares may be in control and may be able to affect the outcome of certain matters presented for a vote of shareholders.

As of the Record Date, the following shareholders owned of record or beneficially 5% or more of the outstanding shares of the Fund:

Shareholder and Address	Percentage of Fund Owned	Type of Ownership
Pershing LLC One Pershing Plaza Jersey City, NJ 07399	57.94%	Record
Charles Schwab & Co. 101 Montgomery Street San Francisco, CA 07310	25.74%	Record
National Financial Services 499 Washington Blvd, 4th Floor Jersey City, NJ 07310	16.01%	Record

SHAREHOLDER MEETINGS

The Trust is not required to hold annual meetings of shareholders, and therefore it cannot be determined when the next meeting of shareholders will be held. Shareholder proposals to be presented at any future meeting of shareholders of the Trust must be received by the Trust within a reasonable time before the Trust's solicitation of proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials related to that meeting.

DELIVERY OF DOCUMENTS

If you and another shareholder share the same address, the Trust may only send one Information Statement unless you or the other shareholder(s) request(s) otherwise. Call or

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write to the Trust if you wish to receive a separate copy of the Information Statement and the Trust will promptly mail a copy to you. You may also call or write to the Trust if you wish to receive a separate information statement in the future or if you are receiving multiple copies now and wish to receive a single copy in the future. For such requests, call the Trust at 1 (888) 992-2765, or write the Trust at 225 Pictoria Drive, Suite 450, Cincinnati, Ohio 45246.

BY ORDER OF THE BOARD OF TRUSTEES

Martin R. Dean, President

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Exhibit A

SUBADVISORY AGREEMENT

BETWEEN

ABSOLUTE INVESTMENT ADVISERS LLC

AND

FOCUS PARTNERS WEALTH, LLC

AGREEMENT made as of the 1st day of January, 2026, by and between Absolute Investment Advisers LLC, a Massachusetts limited liability company with its principal office and place of business at 4 North Street, Suite 2, Hingham, MA, 02043 (the “Adviser”) and Focus Wealth Partners, LLC, a Delaware limited liability company with its principal office and place of business at 190 Carondelet Plaza, Suite 600, St. Louis, Missouri 63105 (the “Subadviser”).

WHEREAS, Adviser has entered into an Investment Advisory Agreement dated the 11th day of September, 2023 (“Advisory Agreement”) with Unified Series Trust, an Ohio business trust, with its principal office and place of business at 225 Pictoria Drive, Suite 450, Cincinnati, OH 45246 (the “Trust”);

WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended, (the “1940 Act”), as an open-end, management investment company and may issue its shares of beneficial interest, no par value, in separate series;

WHEREAS, pursuant to the Advisory Agreement, and subject to the direction and control of the Board of Trustees of the Trust (the “Board”), the Adviser acts as investment adviser for the series of the Trust listed on Appendix A hereto (the “Fund”);

WHEREAS, it is intended that the Trust be a third-party beneficiary under this Agreement; and

WHEREAS, Adviser desires to retain the Subadviser to perform investment advisory services for that portion of the Fund’s assets that the Adviser allocates to the Subadviser on or after the date of this Agreement (“Allocated Assets”) and Subadviser is willing to provide such services on the terms and conditions set forth in this Agreement;

NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Adviser and the Subadviser hereby agree as follows:

SECTION 1. APPOINTMENT; DELIVERY OF DOCUMENTS

(a)       The Adviser hereby appoints Subadviser, subject to the direction and control of the Board and subject to the oversight of the Adviser, to manage the investment and reinvestment of Allocated Assets and to provide other services as mutually agreed upon. The

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Subadviser accepts this appointment and agrees to render its services for the compensation set forth herein.

(b)       In connection therewith, the Adviser has delivered to the Subadviser copies of (i) the Trust’s Trust Instrument and Bylaws (collectively, as amended from time to time, “Organic Documents”), (ii) the Trust’s Registration Statement and all amendments thereto filed with the U.S. Securities and Exchange Commission (“SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the 1940 Act (the “Registration Statement”), (iii) the Trust’s current Prospectuses and Statements of Additional Information for the Fund (collectively, as currently in effect and as amended or supplemented, the “Prospectus”), (iv) each plan of distribution or similar document adopted by the Trust on behalf of the Fund under Rule 12b-1 under the 1940 Act and each current shareholder service plan or similar document adopted by the Trust on behalf of the Fund; and (v) all policies and procedures adopted by the Trust with respect to the Fund (e.g., repurchase agreement procedures, Rule 17a-7 Procedures and Rule 17e-1 Procedures), and shall promptly furnish the Subadviser with all amendments of or supplements to the foregoing. The Adviser shall deliver to the Subadviser: (vi) a certified copy of the resolution of the Board, including a majority of the Trustees who are not interested persons (as defined in the 1940 Act) appointing the Adviser and Subadviser and approving the Trust’s advisory agreement with the Adviser and this Agreement; (vii) a certified copy of the resolution of the Fund’s shareholder(s), if applicable, appointing the Adviser and Subadviser; (viii) a copy of all proxy statements and related materials relating to the Fund; and (ix) a certified copy of the resolution from the Trust and the Adviser identifying the officers of the Adviser and/or the Trust; and (x) any other documents, materials or information that the Subadviser shall reasonably request to enable it to perform its duties pursuant to this Agreement.

(c)       The Subadviser has delivered to the Adviser and the Trust (i) a copy of its Form ADV as most recently filed with the SEC and (ii) a copy of its code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act (the “Code”). The Subadviser shall promptly furnish the Adviser and Trust with all amendments of or supplements to the foregoing.

SECTION 2. DUTIES OF THE ADVISER

In order for the Subadviser to perform the services required by this Agreement, the Adviser shall (i) cause all service providers to the Trust to furnish information to the Subadviser and assist the Subadviser as may be required; (ii) ensure that the Subadviser has reasonable access to all records and documents maintained by the Trust, the Adviser or any service provider to the Trust; and (iii) deliver to the Subadviser all materials it provides to the Board in accordance with the Advisory Agreement.

SECTION 3. DUTIES OF THE SUBADVISER

(a)       The Subadviser will make decisions with respect to all purchases and sales of securities and other investment assets of the Allocated Assets. To carry out such decisions, the Subadviser is hereby authorized, as agent and attorney-in-fact for the Trust, for the account of, at the risk of and in the name of the Trust, to place orders and issue instructions with respect to the Allocated Assets. In all purchases, sales and other transactions in securities and other investments in the Allocated Assets, the Subadviser is authorized to exercise full discretion and act for the Trust in the same manner and with the same force and effect as the Trust might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions, including voting of proxies with respect to securities owned by the Fund, subject to such proxy voting policies as approved by the Board.

Consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended (“1934 Act”) and applicable regulations and interpretations, the Subadviser may allocate brokerage on behalf of the Fund to a broker-dealer who provides research services. Subject to compliance with Section 28(e), the Subadviser may cause the Fund to pay to a broker-dealer who provides research services a commission that exceeds the commission the Fund might have paid to a different broker-dealer for the same transaction if the Subadviser determines, in good faith, that such amount of commission is reasonable in relation to the value of such brokerage or research services provided viewed in terms of that particular transaction or the Subadviser’s overall responsibilities to the Fund or its other advisory clients. The Subadviser may aggregate sales and purchase orders of the assets of the Fund with similar orders being made simultaneously for other accounts advised by the Subadviser or its affiliates. Whenever the Subadviser simultaneously places orders to purchase or sell the same asset on behalf of the Fund and one or more other accounts advised by the Subadviser, the Subadviser will allocate the order as to price and amount among all such accounts in a manner believed to be equitable over time to each account.

(b)       The Subadviser will report to the Board at each meeting thereof as reasonably requested by the Adviser or the Board all material changes in the Fund since the prior report, and will also keep the Board informed of important developments affecting the Trust, the Fund and the Subadviser, and on its own initiative, or as reasonably requested by the Adviser or the Board, will furnish the Board from time to time with such information as the Subadviser may believe appropriate for this purpose, whether concerning the individual companies whose securities are included in the Fund’s holdings, the industries in which they engage, the economic, social or political conditions prevailing in each country in which the Fund maintains investments, or otherwise. The Subadviser will also furnish the Board with such statistical and analytical information with respect to investments of the Fund as the Subadviser may believe appropriate or as the Adviser or the Board reasonably may request. In making purchases and sales of securities and other investment assets for the Fund, the Subadviser will comply with the directions and policies set from time to time by the Board as well as the limitations imposed by the Trust’s or the Fund’s policies and procedures, the Registration Statement, the 1940 Act, the Securities Act, the 1934 Act, the Internal Revenue Code of 1986, as amended, and other applicable laws. In making purchases and sales of securities and other investment assets for the Fund, the Subadviser is prohibited from consulting with other subadvisers to the Fund. The Adviser will provide reasonable notice to the Subadviser of any material changes to the Trust’s policies and procedures applicable to the Fund and the Prospectus.

(c)       The Subadviser will from time to time employ or associate with such persons as the Subadviser believes to be particularly fitted to assist in the execution of the Subadviser's duties hereunder, the cost of performance of such duties to be borne and paid by the Subadviser. No obligation may be incurred on the Trust’s or Adviser’s behalf in any such respect. The Adviser acknowledges receipt of the Form ADV and is cognizant of actual and/or potential conflicts of interest set forth therein.

(d)       The Subadviser will report to the Board all matters related to the Subadviser that are material to the Subadviser’s performance of this Agreement. On an annual basis, the Subadviser shall report on its compliance with its Code to the Adviser and to the Board. The Subadviser will notify the Adviser and the Trust of any change of control of the Subadviser and any changes in the key personnel who are either the portfolio manager(s) of the Allocated Assets or senior management of the Subadviser, in each case prior to or promptly after such change.

(e)       The Subadviser will maintain records relating to its portfolio transactions and placing and allocation of brokerage orders with respect to the Allocated Assets as are required to be maintained by the Trust under the 1940 Act. The Subadviser shall prepare and maintain, or cause to be prepared and maintained, in such form, for such periods and in such locations as may be required by applicable law, all documents and records relating to the services provided by the Subadviser pursuant to this Agreement required to be prepared and maintained by the Subadviser or the Trust pursuant to applicable law. To the extent required by law, the books and records pertaining to the Allocated Assets, which are in possession of the Subadviser, shall be the property of the Trust. The Adviser and the Trust, or their respective representatives, shall have access to such books and records at all times during the Subadviser's normal business hours. Upon the reasonable request of the Adviser or the Trust, copies of any such books and records shall be provided promptly by the Subadviser to the Adviser and the Trust, or their respective representatives.

(f)       The Subadviser will cooperate with the Fund’s independent public accountants and shall take reasonable action to make all necessary information available to the accountants for the performance of the accountants’ duties.

(g)       The Subadviser will provide the Fund and the Fund’s custodian and fund accountant on each business day with such information relating to all transactions concerning the Allocated Assets as the Fund and the Fund’s custodian and fund accountant may reasonably require, including but not limited to information required to be provided under the Trust’s Portfolio Securities Valuation Procedures.

(h)       The Subadviser shall have no duties or obligations pursuant to this Agreement (other than the continuation of its preexisting duties and obligations) during any period that the Adviser has not allocated any portion of the Fund’s assets to the Subadviser for management.

(i)       The Subadviser may invest Allocated Assets in registered, open-end, management investment companies for which the Subadviser serves as investment adviser or subadviser upon the prior notice to and consent of the Adviser.

(j)       The Subadviser may effect transactions with respect to the Allocated Assets pursuant to Rules 17a-7 and 17e-1 of the 1940 Act if such transactions are effected in accordance with the Trust’s Rule 17a-7 Procedures and Rule 17e-1 Procedures.

       SECTION 4. COMPENSATION; EXPENSES

(a)       In consideration of the foregoing, the Adviser shall pay the Subadviser, with respect to the Allocated Assets, a fee at an annual rate as listed in Appendix B hereto. Such fees shall be accrued by the Adviser daily and shall be payable monthly in arrears within 15 business days of each calendar month for services performed hereunder during the prior calendar month. If fees begin to accrue in the middle of a month or if this Agreement terminates before the end of any month, all fees for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be prorated according to the proportion that the period bears to the full month in which the effectiveness or termination occurs. Upon the termination of this Agreement with respect to the Fund, the Adviser shall pay to the Subadviser such compensation as shall be payable prior to the effective date of termination.

(b)       No fee shall be payable hereunder with respect to that portion of the Allocated Assets which are invested in registered, open-end, management investment companies for which the Subadviser serves as investment adviser or subadviser and for which Subadviser already receives an advisory fee.

SECTION 5. STANDARD OF CARE

(a)       The Adviser shall expect of the Subadviser, and the Subadviser will give the Adviser the benefit of, the Subadviser's best judgment and efforts in rendering its services hereunder. The Subadviser shall not be liable hereunder to the Adviser or the Trust for any mistake of judgment or mistake of law or for any loss arising out of any investment or for any act or omission taken or in any event whatsoever with respect to the Trust, the Fund or any of the Fund’s shareholders in the absence of bad faith, willful misfeasance or gross negligence in the performance of the Subadviser’s duties or obligations under this Agreement or by reason of the Subadviser’s reckless disregard of its duties and obligations under this Agreement.

(b)       The Subadviser shall not be liable to the Adviser or the Trust for any action taken or failure to act in good faith reliance upon: (i) information, instructions or requests, whether oral or written, with respect to the Fund made to the Subadviser by a duly authorized officer of the Adviser or the Trust; (ii) the advice of counsel to the Trust; and (iii) any written instruction or certified copy of any resolution of the Board.

(c)       The Subadviser shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control including, without limitation, acts of civil or military authority, national emergencies, labor difficulties (other than those related to the Subadviser’s employees), fire, mechanical breakdowns, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

(d)       The parties hereto acknowledge and agree that the Trust is a third-party beneficiary as to the covenants, obligations, representations and warranties undertaken by the Subadviser under this Agreement and as to the rights and privileges to which the Adviser is entitled pursuant to this Agreement, and that the Trust is entitled to all of the rights and privileges associated with such third-party-beneficiary status.

SECTION 6. EFFECTIVENESS, DURATION AND TERMINATION

(a)       This Agreement shall become effective with respect to the Fund concurrent with the effectiveness of the Advisory Agreement, upon the later of approval by a majority of the Board, including a majority of the Trust's Trustees who are not interested persons (as defined in the 1940 Act) and, if required by applicable law, by a vote of a majority of the outstanding voting securities of the Fund.

(b)       This Agreement shall remain in effect with respect to the Funds for a period of two years from the date of its effectiveness and shall continue in effect for successive annual periods with respect to the Funds; provided that such continuance is specifically approved at least annually (i) by the Board or by vote of a majority of the outstanding voting securities of the Fund, and in, either case, (ii) by a majority of the Trust’s Trustees who are not interested persons (as defined in the 1940 Act); provided further, however, that if the continuation of this Agreement is not approved as to a Fund, the Subadviser may continue to render to that Fund the services described herein in the manner and to the extent permitted by the 1940 Act and the rules and regulations thereunder.

(c)       This Agreement may be terminated with respect to a Fund at any time, without the payment of any penalty, (i) by the Board, by a vote of a majority of the outstanding voting securities of the Fund or by the Adviser on 60 days' written notice to the Subadviser or (ii) by the Subadviser on 60 days' written notice to the Trust. This Agreement shall terminate immediately (x) upon its assignment or (y) upon termination of the Advisory Agreement.

SECTION 7. ACTIVITIES OF THE SUBADVISER

Except to the extent necessary to perform its obligations hereunder, nothing herein shall be deemed to limit or restrict the Subadviser's right, or the right of any of the Subadviser's partners, directors, officers or employees to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other entity.

SECTION 8. REPRESENTATIONS OF SUBADVISER.

The Subadviser represents and warrants to the Adviser that:

(a)       It is either registered as an investment adviser under the Investment Advisers Act of 1940, as amended (“Advisers Act”) (and will continue to be so registered for so long as this Agreement remains in effect) or exempt from registration under the Advisers Act;

(b)       It is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement;

(c)       It has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any self-regulatory agency, necessary to be met by the Subadviser in order to perform its services contemplated by this Agreement; and

(d)       It will promptly notify the Adviser and the Trust of the occurrence of any event that would disqualify the Subadviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or other applicable law, rule or regulation.

SECTION 9. LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY

The Trustees of the Trust and the shareholders of the Fund shall not be personally liable for any obligations of the Trust or of the Fund under this Agreement, and the Subadviser agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Trust or the Fund to which the Subadviser's rights or claims relate in settlement of such rights or claims, and not to the Trustees of the Trust or the shareholders of the Fund.

SECTION 10. MISCELLANEOUS

(a)       No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto and approved by the Trust in the manner set forth in Section 6(b) hereof.

(b)       Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement.

(c)       This Agreement shall be governed by, and the provisions of this Agreement shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

(d)       This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

(e)       This Agreement may be executed by the parties hereto on any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

(f)       If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid. This Agreement shall be construed as if drafted jointly by both the Adviser and Subadviser and no presumptions shall arise favoring any party by virtue of authorship of any provision of this Agreement.

(g)       Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

(h)       Notices, requests, instructions and communications received by the parties at their respective principal places of business, as indicated above, or at such other address as a party may have designated in writing, shall be deemed to have been properly given.

(i)       No affiliated person, employee, agent, director, partner, officer or manager of the Subadviser shall be liable at law or in equity for the Subadviser’s obligations under this Agreement.

(j)       The terms "vote of a majority of the outstanding voting securities", "interested person", "affiliated person," “control” and "assignment" shall have the meanings ascribed thereto in the 1940 Act.

(k)       Each of the undersigned warrants and represents that they have full power and authority to sign this Agreement on behalf of the party indicated and that their signature will bind the party indicated to the terms hereof and each party hereto warrants and represents that this Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the party, enforceable against the party in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

(l)       Any information and advice furnished by either party to this Agreement to the other shall be treated as confidential and shall not be disclosed to third parties without the consent of the other party hereto except as required by law, rule or regulation. The Subadviser hereby consents to the disclosure to third parties of investment results and other Fund data in connection with providing composite investment results and related information of the Subadviser. The Subadviser also consents to the disclosure of Fund data to the Fund’s other service providers so that those providers may perform the services they are contractually obligated to render to the Trust.

(m)       The Subadviser may from time to time make available without charge to the Adviser or the Trust any marks or symbols owned by the Subadviser (the “Mark”), including marks or symbols containing the Mark or any variation thereof, to use in the Fund’s Registration Statement and/or Fund sales literature. Any use of the Marks shall be subject to the direction and control of the Subadviser.

(n)       The Subadviser shall not use the name of the Trust or any Fund on any checks, bank drafts, bank statements or forms for other than internal use in a manner not approved by the Trust prior thereto in writing; provided however, that the approval of the Trust shall not be required for the use of the Trust’s or Fund’s name which merely refers in accurate and factual terms to the Trust or Fund in connection with Subadviser’s role hereunder or which is required by any appropriate regulatory, governmental or judicial authority; and further provided that in no event shall such approval be unreasonably withheld or delayed.

(o)       The provisions of Sections 5, 6, 9 and 10 shall survive any termination of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

ABSOLUTE INVESTMENT ADVISERS LLC

By:
Name:	James Compson
Title:	Principal

FOCUS WEALTH PARTNERS, LLC

By:
Name:	[ ]
Title:	[ ]

Appendix A

Series of the Trust:

Absolute Capital Opportunities Fund

Appendix B

Series: Absolute Capital Opportunities Fund

Strategy	Fees	Effective Date
Long/Short, Market Neutral	· 1.00% on Allocated Assets up to $50 million; · 0.80% on Allocated Assets greater than $50 million	January 1, 2026

Fee calculated as a percentage of the annual average daily net Allocated Assets.